Exhibit 99.1

NETLIST AND TRGP ANNOUNCE FINANCING TO COVER ALL COSTS OF LEGAL ACTIONS AGAINST SK HYNIX

IRVINE, CALIFORNIA, May 4, 2017 - Netlist, Inc. (NASDAQ: NLST), announced it has obtained outside investment to finance the legal fees and costs of its legal action against SK hynix at the U.S. International Trade Commission (ITC) and the U.S. District Court for the Central District of California (CDCA).  The financing is being provided by TR Global Funding V, LLC, a Delaware limited liability company affiliated with TRGP Capital Management, LLC (TRGP).  Under the agreement, TRGP agrees to cover all of Netlist’s obligations for legal fees and costs for the ITC proceeding and the CDCA action, as well as certain fees and costs for related inter partes review proceedings. No equity will be issued in connection with this transaction.  Also under the agreement, TRGP will only receive payment upon a successful resolution with SK hynix with a return based on the amount of their investment.

“We are pleased to have a financial partner as sophisticated as TRGP,” said C.K. Hong, Netlist’s Chief Executive Officer.  “We are prepared to proceed through the entirety of the legal process against SK hynix and this agreement provides additional resources.  The funding enhances our financial flexibility by strengthening our liquidity position and allowing us to continue to focus on the execution of our product plans including the commercialization of HybriDIMM™.”

Netlist and SK hynix are preparing for a week-long trial in the ITC which is scheduled to begin May 8, 2017.  The Administrative Law Judge (ALJ) handling the investigation will hear all of the evidence and determine whether SK hynix’s RDIMM and LRDIMM products infringe Netlist’s six asserted patents.  The ALJ will issue his detailed findings of fact and conclusions of law in a final initial determination in October 2017. Netlist is seeking, among other things, a ban on the importation of infringing SK hynix products.  In the CDCA, the court will hold a Markman hearing on July 18, 2017, where the judge will determine the meaning of the claims in the asserted patents.

About TRGP

TRGP is an investment advisor focusing on financing complex commercial litigation on a global basis.

About Netlist, Inc.

Netlist creates solutions that accelerate turning raw data into business insight. The company produces next generation persistent memory solutions that enable businesses to transact quicker, gain insight faster and reduce datacenter cost. Flagship products NVvault® and EXPRESSvault® accelerate system performance and provide mission critical fault tolerance.  HybriDIMM™, Netlist’s next-generation Storage Class Memory, lowers cost and improves performance of big data analytics and in-memory computing. The company holds a portfolio of patents, many seminal, in the area of hybrid memory, storage class memory, rank multiplication and load-reduction, among others. Netlist is part of the Russell Microcap® Index.  To learn more, visit www.netlist.com.

Safe Harbor Statement:

This news release contains forward-looking statements regarding future events and the future performance of Netlist. A forward-looking statement is neither a prediction nor a guarantee of future events or circumstances and is based on currently available market, operating, financial and competitive information and assumptions. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those expected or projected, including, among others, risks associated with the launch and commercial success of our products, programs and technologies; the success of product, joint development and licensing partnerships; continuing development, qualification and volume production of HybriDIMM™ , as well as our other products and technologies; the rapidly-changing nature of technology in our industry; risks associated with intellectual property, including patent infringement litigation initiated by us or by others against us as well as the costs and unpredictability of litigation over infringement of our intellectual property; volatility in the pricing of DRAM ICs and NAND flash; changes in and uncertainty of customer acceptance of, and demand for, our existing products and products under development, including predictions about the size of the market for our products; delays in our and our customers’ product releases and development; introductions of new products by competitors; changes in end-user demand for technology solutions; and general economic and market conditions. Other risks and uncertainties are described in our annual report on Form 10-K filed on March 31, 2017, and subsequent filings with the U.S. Securities and Exchange Commission we make from time to time. Except as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

For more information, please contact:

Investors/Media:

Brainerd Communicators, Inc.

Mike Smargiassi/William Metzger

NLST@braincomm.com

(212) 986-6667